UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 31, 2008

BROOKE CREDIT CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-51423	20-2679740
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7400 College Blvd., Suite 250 Overland Park, Kansas	66210
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (913) 323-9200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement

On March 31, 2008, the Board of Directors (the “Board”) of Brooke Credit Corporation, d/b/a Aleritas Capital Corp. (the “Company”) unilaterally and with immediate effect terminated the Lock-Up Agreements, each dated July 18, 2007 (the “Lock-Up Agreements”), between the Company and each of the following shareholders, respectively: Michael C. Azar, KrisLee & Associates, LLC, and Robert J. Skandalaris (the “Shareholder Parties”). The termination of the Lock-Up Agreements resulted in expiration of the provisions under the Voting Agreement between Oakmont Acquisition Corp. and Brooke Corporation dated July 18, 2007 (the “Voting Agreement”). The Shareholder Parties entered into the Lock-Up Agreements and Brooke Corporation, the controlling shareholder of the Company, entered into the Voting Agreement as a condition to the closing of the merger between Oakmont Acquisition Corp., Brooke Corporation and the Company. The Voting Agreement provided that until the expiration of the sale restrictions contained in the Lock-Up Agreements, Brooke Corporation agreed to vote its shares for two directors designated by Brooke Corporation, two directors designated by Robert J. Skandalaris, and three independent directors designated by Brooke Corporation and approved by Robert J. Skandalaris. Under the Lock-Up Agreements, the Shareholder Parties agreed not to sell or hypothecate shares of the Company subject to the Lock-Up Agreements until July 12, 2008. The Lock-Up Agreements were terminated to allow the Company greater flexibility in nominating and electing directors in the future, as well as to provide greater flexibility in pursuing financing opportunities for the Company.

As a result of the termination of the Lock-Up Agreements and resulting expiration of voting restrictions pursuant to the Voting Agreement, Brooke Corporation informed the Company that it intends to propose all director-nominees to the Board on a going-forward basis. Additionally, the Board of the Company removed from its Directors and Board Governance Committee any nominating functions of such committee.

The description of the Voting Agreement is qualified by reference to the full text of the Voting Agreement, which is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated by reference herein.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Departure of Directors or Certain Officers

On March 31, 2008, the following individuals notified the Board of the Company of their resignation: Michael S. Lowry resigned as President and Chief Executive Officer of the Company, effective immediately; Anita F. Larson resigned as Chairman of the Board and Chief Operating Officer of the Company, effective immediately; and Stuart I. Greenbaum resigned from the Board and all committees thereunder, effective immediately.

On April 1, 2008, Michael C. Azar resigned from the Board and all committees thereunder, effective immediately.

Appointment of Certain Officers

On March 31, 2008, the Board appointed Robert D. Orr as Chairman of the Board and Chief Executive Officer, effective immediately. Robert D. Orr, 54, is the founder of Brooke Corporation (an affiliate of the Company) and a co-founder of the Company. Mr. Orr has served as a director of Brooke Corporation since its inception in 1986 and served as its Chief Executive Officer from 1986 until October 2007. Additionally, he was Brooke Corporation’s President from 1986 until 1991 and has been its Chairman of the Board since 1991. Prior to focusing full time as the Chairman of the Board of Brooke Corporation, Mr. Orr served as President of Farmers State Bank, Phillipsburg, Kansas, Chairman of the Board of Brooke State Bank, Jewell, Kansas, President of First National Bank, Smith Center, Kansas, and a self-employed insurance agent for American Family Insurance Company. Mr. Orr is an honors graduate from Fort Hays State University in Hays, Kansas, with a Bachelor of Arts degree in Political Science. He also completed the Graduate School of Banking program at the University of Colorado. Mr. Orr is the author of a book published in 2000 about the sale of insurance and financial services in the internet age entitled Death of an Insurance Salesman?

On March 31, 2008, the Company named Michael S. Hess, 52, as President, effective immediately. Mr. Hess has served as a director and Vice President of Brooke Capital Corporation, an affiliate of the Company since January 31, 2007 and as President of Brooke Capital Advisors, its wholly-owned subsidiary since January 1, 2007. He was an original investor in Brooke Corporation and served on its Board of Directors from 1990 until January 2005, as its President from 1996 until 2003, and as its Vice President from 1988 until 1996. From its acquisition by Brooke Corporation in 2002 until January 2007, Mr. Hess was president and a director of CJD & Associates, L.L.C., a wholesale insurance broker that later also began providing loan brokerage and consulting services to managing general agencies and funeral homes. He was a director and President of Brooke Brokerage Corporation, a wholly-owned subsidiary of Brooke Corporation and the parent corporation of CJD from December 2004 until December 2005 and has been its Vice President since December 2005. Prior to joining the Brooke organization, Mr. Hess was employed by Western Resources, Inc. (now Westar Energy, Inc.), a utility company in Topeka, Kansas. Mr. Hess also previously served as director of Patrons Insurance Company and Great Plains Mutual Insurance Companies.

On March 31, 2008, the Board appointed Michael S. Lowry and Anita F. Larson as Senior Vice Presidents of the Company.

Election of Directors

On March 31, 2008, the Board appointed Robert D. Orr as a director of the Company to fill the vacancy created by the previous departure of Keith E. Bouchey. Brooke Corporation has the right, pursuant to the Voting Agreement, to designate a member to the Board to fill the vacancy created by the departure of Keith Bouchey. Pursuant to the Voting Agreement and prior to the expiration of voting restrictions pursuant to such agreement due to the termination of the Lock-Up Agreements, as discussed above under Item 1.02, Brooke Corporation designated Mr. Orr to the Board, effective immediately, which appointment was accepted both under the Voting Agreement by Brooke Corporation and by the Board. Mr. Orr has been appointed as Chairman of the Board, and will serve on the Compensation and Directors and Board Governance Committees.

On April 1, 2008, the Board appointed Michael S. Hess as a director of the Company to fill one of the vacancies created by the resignations of Mr. Azar and Mr. Greenbaum. Mr. Hess will serve on the Directors and Board Governance Committees, and the Board anticipates appointing Mr. Hess to the Compensation Committee.

Item 8.01	Other Events.

As a result of the resignations and appointments to the Board discussed above under Item 5.02, the Board of the Company currently consists of Robert D. Orr (Chairman), Barbara Davison, Lindsay Olsen, Michael S. Lowry, Anita F. Larson and Michael S. Hess. Brooke Corporation, as controlling shareholder of the Company, stated to the Board that it intends to propose that the Company and its shareholders consider additional (but unnamed at this time) directors to the Board.

The Company has also determined that it intends to fund future loans primarily through its participating bank network, which will slow down its growth plans. The Company’s previously disclosed goal of $1 billion in loan portfolio balances likely will not be achieved in 2008 and is no longer an express goal of the Company.

The information in this Item 8.01 is furnished pursuant to Item 8.01 and shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Item shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

10.1	Voting Agreement among Brooke Credit Corporation, Brooke Corporation, Michael C. Azar, KrisLee & Associates, LLC, and Robert J. Skandalaris dated July 18, 2007.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: 04/04/2008

BROOKE CREDIT CORPORATION

/s/ Gary T. Eastman
Gary T. Eastman
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Voting Agreement among Brooke Credit Corporation, Brooke Corporation, Michael C. Azar, KrisLee & Associates, LLC, and Robert J. Skandalaris dated July 18, 2007.